Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002
I, Richard C. Pfenniger, Jr., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The accompanying annual report on Form 10-K for the fiscal year ended June 30, 2005, fully complies with the requirements of Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Continucare Corporation.

Date: September 19, 2005	By:	/s/ Richard C. Pfenniger, Jr.
RICHARD C. PFENNIGER, JR.
President and Chief Executive Officer

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